SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]    Preliminary Proxy Statement.
[ ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
[ ]    Definitive Proxy Statement.
[X]    Definitive Additional Materials.
[ ]    Soliciting Material Pursuant to sec. 240.14a-12.

     MBIA Capital/Claymore Managed Duration Investment Grade Municipal Fund

              (Name of Registrant as Specified in its Charter)


     -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment Of Filing Fee (Check the appropriate box):
[X]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       1) Title of each class of securities to which transaction applies:

       2)     Aggregate number of securities to which transaction applies:

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       4)     Proposed maximum aggregate value of transaction:

       5)     Total fee paid:

[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       1) Amount Previously Paid:

       2) Form, Schedule or Registration Statement No.:


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       3) Filing Party:

       4) Date Filed:



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[COMPANY LOGO GRAPHIC OMITTED]

January 10, 2006


Shareholder Name
Shareholder Address



         RE: Annual Meeting of MBIA Capital/Claymore Managed Duration Investment Grade Municipal Fund (NYSE: MZF) (the "Fund")
              --------------------------------------------------------


Dear Shareholder:

As you may know, the Fund has adjourned its annual meeting of shareholders to January 17, 2006 for the purpose of allowing shareholders to further consider the proposals up for vote by shareholders. According to the Fund's records, you have yet to vote your shares, and as such, the Fund has sent to you the enclosed proxy materials to facilitate your vote.

Your vote is very important and the Fund encourages you to vote your shares. In addition, the Fund's Board of Trustees unanimously recommends that you vote FOR all proposals described in the proxy statement for the annual meeting.

Please do not hesitate to contact either MIS, the Fund's proxy solicitor, at 877-256-6069 or Claymore Securities, Inc., the Fund's servicing agent, at 866-819-5301 with any questions you may have related to the Fund's annual meeting or the proposals up for vote. We look forward to speaking with you.

Claymore Securities, Inc.

Dear Shareholder:

As you may know, MBIA Capital/Claymore Managed Duration Investment Grade Municipal Fund (the "Fund") has adjourned its annual meeting of shareholders to January 17, 2006 for the purpose of allowing shareholders to further consider the proposals up for vote by shareholders. According to the Fund's records, you have consented to receive proxy materials and communications regarding the same via e-mail and we see that you have yet to vote your shares. Attached to this e-mail is the proxy statement for the Fund's annual meeting. Please review the proxy statement and contact a representative of MIS, the Fund's proxy solicitor, at 877-256-6069 to vote your shares.

Your vote is very important and the Fund encourages you to vote your shares. In addition, the Fund's Board of Trustees unanimously recommends that you vote FOR all proposals described in the proxy statement for the annual meeting.

Please do not hesitate to contact either MIS, the Fund's proxy solicitor, at 877-256-6069 or Claymore Securities, Inc., the Fund's servicing agent, at 866-819-5301 with any questions you may have related to the Fund's annual meeting or the proposals up for vote. We look forward to speaking with you.


Claymore Securities, Inc.